EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement (Post-Effective Amendment No. 1 to Form S-1 on Form S-3, Registration No.: 333-133189) and related Prospectus of Millennium India Acquisition Company Inc. and to the incorporation by reference therein of our report dated March 29, 2007 on our audit of the financial statements of Millennium India Acquisition Company Inc. as of December 31, 2006 and for the period from inception (March 15, 2006) to December 31, 2006. We also consent to the reference of our firm under the caption "Experts."

                                                             /s/ J.H. Cohn LLP

Jericho, New York                                            J.H. Cohn LLP
January 28, 2008